                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14c-5(d)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       The Carbide/Graphite Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                  [LOGO OF THE CARBIDE/GRAPHITE GROUP, INC.]
                         -----------------------------
                        One Gateway Center, 19th Floor
                             Pittsburgh, PA 15222
                                (412) 562-3700

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 3, 1996

To The Stockholders:

  The Annual Meeting of Stockholders of The Carbide/Graphite Group, Inc., a Delaware corporation (the Company), will be held at the Pittsburgh Hilton and Towers, Gateway Center, Pittsburgh, PA 15222 on Tuesday, December 3, 1996 at 10:00 A.M. EST (the Annual Meeting), for the following purposes:

  To elect two nominees to the Board of Directors to hold office until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

  To approve the appointment of independent auditors for the fiscal year ending July 31, 1997.

  To transact such other business as may properly come before the Annual
  Meeting.

  Holders of record of the Company's $0.01 par value Common Stock (the Common Stock) at the close of business on October 28, 1996 will be entitled to vote at the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, it is requested that you promptly fill in, sign and return the enclosed proxy card.
                                   By order of the Board of Directors

                                   Roger Mulvihill
                                   Secretary

Pittsburgh, Pennsylvania
November 4, 1996

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the Board) of the Company for use at the Annual Meeting to be held on December 3, 1996 at the Pittsburgh Hilton and Towers, Gateway Center, Pittsburgh, PA 15222 and any adjournment(s) thereof. The enclosed proxy is for the use of holders of record of Common Stock at the close of business on October 28, 1996. This proxy is a means by which stockholders may authorize the voting of their shares at the Annual Meeting. Shares cannot be voted at the Annual Meeting unless the owner of record is present to vote or is represented by a proxy. Shares represented by proxies will be voted as specified by the stockholder. Except as otherwise indicated on the proxy, shares will be voted for the election of the nominees for director named herein and for the election of Coopers & Lybrand, LLP as independent accountants for the fiscal year ending July 31, 1997. Any person who has signed and returned a proxy may revoke it at any time before it is exercised by submitting a subsequently executed proxy, by giving notice of revocation to the Secretary of the Company or by voting in person at the Annual Meeting. As of October 28, 1996, the date of record, 8,355,522 shares of Common Stock were issued and outstanding, the holders of which are entitled to one vote for each share they hold. Accordingly, a quorum will require the presence, in person or by proxy, of the holders of at least 4,177,762 shares of Common Stock. Abstentions are counted as votes present and entitled to vote and have the effect of votes against a particular matter. Directors are elected by a plurality of the votes cast with a quorum present. In all matters other than the election of directors, the affirmative vote of those persons holding of record in the aggregate at least a majority of shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting or any adjournments thereof is necessary for approval by stockholders. Broker non-votes are not counted in determining the number of shares voted for or against a particular matter. Both abstentions and broker non-votes are counted in determining the presence of a quorum. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone, telegraph or facsimile by officers or employees of the Company. The Company will reimburse brokers, dealers, bankers and trustees or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Common Stock. The Proxy Statement, accompanying proxy card and the Company's 1996 Annual Report to Stockholders are first being sent or given to shareholders on or about November 4, 1996.

PRINCIPAL STOCKHOLDERS

  The following table sets forth information as of September 27, 1996 with respect to each stockholder who, to the Company's knowledge, has sole or shared voting or investment power with respect to more than 5% of the Company's outstanding Common Stock. This information is based on upon the latest report furnished to the Company or filed with the Securities and Exchange Commission by such stockholder and may not be current:

                                                  NUMBER   PERCENT OF
NAME                                             OF SHARES   CLASS
----                                             --------- ----------
The Capital Group of Companies, Inc. (1)          981,200     11.8%
333 South Hope Street
Los Angeles, California 90071
Wellington Management Company (2)                 878,190     10.5
75 State Street
Boston, Massachusetts 02109
The Prudential Insurance Company of America (3)   662,800      8.0
Prudential Plaza
Newark, New Jersey 07102-3777

                                                            Continued on page 2

                                       NUMBER   PERCENT OF
NAME                                  OF SHARES   CLASS
----                                  --------- ----------
Mr. Nicholas T. Kaiser (4)             476,000     5.6%
The Carbide/Graphite Group, Inc.
One Gateway Center, 19th Floor
Pittsburgh, Pennsylvania 15222
J. & W. Seligman & Co., Incorporated   475,000     5.7
100 Park Avenue
New York, New York 10017

--------
(1) Shares are owned directly or through The Capital Group of Companies, Inc.'s wholly-owned subsidiaries Capital Research and Management Company and Capital Guardian Trust Company.

(2) Wellington Management Company, in its capacity as investment adviser, is the beneficial owner of the shares indicated which are owned by numerous investment counsel clients.

(3) The Prudential Insurance Company of America may be deemed to have direct or indirect voting and/or investment discretion over the shares indicated which are held for the benefit of its clients.

(4) Number of shares indicated includes 250,000 shares of Common Stock and 226,000 shares issuable upon the exercise of Common Stock options. Such shares issuable upon the exercise of Common Stock options were added to the Company's total Common Stock outstanding for purposes of this computation.
                               ----------------

                             PROXY PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  Under the Company's Restated Certificate of Incorporation and By-laws, its directors are divided into three classes, each class to be elected at successive Annual Meetings of Stockholders for terms of three years. The two directors whose terms expire at the Annual Meeting are Ronald N. Clawson and Walter B. Fowler. A third director in this class, Mark E. Jennings, retired from the Board on July 31, 1996. Messrs. Clawson and Fowler have been nominated by the Board to stand for reelection as directors at the Annual Meeting and to hold office until the 1999 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or their earlier resignation or removal.

  In September 1996, Nicholas T. Kaiser, the Chairman, Chief Executive Officer and President of the Company advised the Board of Directors that he intends to retire as Chairman, Chief Executive Officer and President for personal reasons in the near future, upon the selection of his successor and the completion of a transition period, although he will continue as a director. In light of the retirement of Mr. Jennings from the Board, the Board, on October 16, 1996 reduced the Board to eight members from nine and the class to be elected at the Annual Meeting from three to two. In the event that the Board determines at a future date to offer a directorship to Mr. Kaiser's successor as Chairman and Chief Executive Officer, it may expand the Board to nine members and the class elected at the Annual Meeting to three members and appoint such successor to fill such vacancy. As of the date of this Proxy Statement, the Board has not selected a successor for Mr. Kaiser.

  Both nominees have indicated a willingness to serve as directors, but in the event either nominee should become unavailable to serve as a director at the time of the Annual Meeting, an event which the Board does not expect, the Board will nominate a different person, and the proxies named on the enclosed proxy card will vote for the election of such nominee.

  Section 6 of Article II of the Company's By-laws requires that advance notification of nominations of directors or other business by stockholders be given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting or under certain circumstances not later than the close of business on the tenth day following the earlier of (A) the day on which notice of the date of the Annual Meeting was delivered to stockholders in accordance with the By-laws and (B) the day on which public announcement of the date of such Annual Meeting is first made by the Company. In addition, the notice of nomination must set forth certain information regarding any nominee including (x) as to each person whom the stockholder proposes to nominate for election or reelection as a director, any information relating to such person that is required to be disclosed in proxy solicitations pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended (the Exchange Act) including such person's written consent to be named in the Proxy Statement as a nominee and to serving as a director if elected; (y) as to any other business that the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such stockholder as it appears on the Company's books and of such beneficial ownership and (II) the class and number of shares of Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner. Nominations which are determined not to have been made in accordance with the procedures established by Section 6 will be disregarded. The foregoing summary of Section 6 is qualified in its entirety by reference to the complete text.

  Based on this provision and the date of mailing of this Notice and the Annual Meeting, any nominations by stockholders for directors, together with other required information and consents, should be delivered to the Secretary of the Company by November 15, 1996.

  If a quorum is present at the Annual Meeting, the election of directors will require the affirmative vote of a plurality of the votes cast at the Annual Meeting in person or by proxy.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR SUCH
NOMINEES.

                          THE BOARD OF DIRECTORS AND
                            OFFICERS OF THE COMPANY

  The following is information as to each director, executive officer and certain other officers of the Company as of July 31, 1996.

NAME                      AGE                                POSITION
----                      ---                                --------
Nicholas T. Kaiser (1)     62 Chairman of the Board, President, Chief Executive Officer and Director
                              (Term expiring in 1998)
Ronald N. Clawson          56 President--Carbide Products and Director (Nominee for term expiring in 1999)
Walter B. Fowler           42 President--Electrodes and Graphite Specialty Products and Director
                              (Nominee for term expiring in 1999)
Walter E. Damian           56 Vice President--Human Resources
Stephen D. Weaver          42 Vice President--Finance and Chief Financial Officer
James G. Baldwin (2)(3)    71 Director (Term expiring in 1998)
James R. Ball (2)(4)(5)    53 Director (Term expiring in 1998)
Paul F. Balser (1)(2)(3)   54 Director (Term expiring in 1997)
Robert M. Howe             56 Director (Term expiring in 1997)
Ronald B. Kalich
(1)(4)(5)                  49 Director (Term expiring in 1997)
Roger Mulvihill            60 Secretary

--------
(1) Member of the Board's Benefits Committee.

(2) Member of the Board's Nominating Committee.

(3) Member of the Board's Compensation Committee.

(4) Member of the Board's Audit Committee.

(5) Member of the Board's 1995 Stock Option Plan Committee.

  Officers of the Company are elected annually by the Board for a term expiring at the next annual meeting of the Board or as otherwise determined by the Board.

  Nicholas T. Kaiser has been the Company's Chairman of the Board and Chief Executive Officer since October 1994, has been President of the Company since October 1991 and has been a member of the Company's Board since August 1988. From August 1988 until October 1991, Mr. Kaiser was a Managing Director and Executive Vice President of the Company. In September 1996, Mr. Kaiser advised the Board that he would be retiring from his positions of Chairman of the Board, President and Chief Executive Officer upon the selection of a successor and the completion of a transition period. Mr. Kaiser will remain as a director of the Company.

  Ronald N. Clawson was elected to the Company's Board in September 1995. Mr. Clawson has been President--Carbide Products of the Company since March 1995. From July 1991 to March 1995, Mr. Clawson served as Vice President--General Manager, Carbide Products of the Company and served as Vice President and Plant Manager--Niagara Falls of the Company from August 1988 to July 1991.

  Walter B. Fowler was elected to the Company's Board in September 1995. Mr. Fowler has been President--Electrodes and Graphite Specialty Products of the Company since March 1995 and had been Vice President--General Manager, Graphite Electrode Products of the Company from January 1995 to March 1995 and Vice President--General Manager, Graphite Specialties of the Company from July 1991 to March 1995. He served as Chief Financial Officer and Treasurer of the Company from October 1988 to October 1991, and Vice President--Finance and Assistant Secretary from August 1988 to July 1991.

  Walter E. Damian has been the Company's Vice President--Human Resources since August 1988.

  Stephen D. Weaver has been Vice President--Finance and Chief Financial Officer of the Company since October 1991. Mr. Weaver previously served from 1988 to 1991 with the Corporate Finance Group of PNC Financial Corporation as Managing Director, responsible for acquisition-related financings and loan syndications activity.

  James G. Baldwin is a director of the Company who was the Company's Chairman of the Board and Chief Executive Officer from August 1988 to October 1994.

  James R. Ball was elected to the Company's Board in March 1994. From July 1992 to December 1994, Mr. Ball was President and Chief Executive Officer of Vista Chemical Company. Mr. Ball also currently serves on the Board of Directors of Rexene Corporation.

  Paul F. Balser has been a member of the Company's Board since August 1988 and was Vice President of the Company from August 1988 until June 1992. He was a partner of Centre Partners L.P., the managing general partner of Centre Capital Investors L.P. (CCI) from 1986 until August 1995. In August 1995, Mr. Balser resigned as an officer of the managing general partner of Centre Partners L.P., to become a founding partner of Generation Capital Partners L.P., a private investment partnership. Mr. Balser currently serves on the Boards of Directors of Kansas City Southern Industries, Inc. and Scientific Games Holdings, Inc.

  Robert M. Howe has been a member of the Company's Board since April 1996. From December 1984 to December 1995, Mr. Howe was the President and Chief Operating Officer of MAPCO, Inc.

  Ronald B. Kalich was elected to the Company's Board in March 1994. Mr. Kalich is currently Group President of The Marmon Group, Inc., a position he has held since 1993. Previously, Mr. Kalich served as Group Vice President of Danaher Corporation from 1991 to 1993.

  Roger Mulvihill has been a Secretary of the Company since August 1988. He has been a partner with the law firm of Dechert Price & Rhoads since December 1991.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

  The Audit Committee consists of two directors. The Audit Committee is responsible for policies, procedures and other matters relating to accounting, internal financial controls and financial reporting, including the engagement of independent auditors and the planning, scope, timing and cost of any audit and any other services they may be asked to perform, and will review with the auditors their report on the Company's financial statements following completion of each such audit. During fiscal 1996, the Audit Committee held two meetings.

Nominating Committee

  The Nominating Committee consists of three directors, a majority of whom may not be employees of the Company. The Nominating Committee is responsible for nominating individuals for election as directors of the Company. The Nominating Committee will consider nominees for election as directors recommended by stockholders (See "Election of Directors" on page 2 of this Proxy Statement for a discussion of the procedures under the By-laws relating to the recommendation of nominees by stockholders). During fiscal 1996, the Nominating Committee held two meetings.

Compensation Committee

  The Compensation Committee consists of two directors. The Compensation Committee is responsible for policies, procedures and other matters relating to compensation of the executive officers as a group and the chief executive officer individually. During fiscal 1996, the Compensation Committee held three meetings.

Benefits and 1995 Stock Option Plan Committee

  The Company's Board has established a Benefits Committee, which consists of three directors and reviews the operations of the Company's pension plans and its medical insurance plans. During fiscal 1996, the Benefits Committeee held one meeting.

  The Company's Board has established the 1995 Stock Option Plan Committee, which consists of two directors and has authority to grant options pursuant to a management stock option plan adopted in April 1995 (the 1995 Plan). During fiscal 1996, the Stock Option Committee held four meetings.

  The Board held eight meetings during fiscal 1996. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which such director served.

OWNERSHIP OF SECURITIES BY DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN OTHER OFFICERS

  The following is a summarization of the ownership of the Company's Common Stock as of September 27, 1996 by the Company's directors, executive officers, certain other officers and by the executive officers and directors as a group:

NAME OF OFFICER OR DIRECTOR  NUMBER OF SHARES BENEFICIALLY OWNED (1) PERCENTAGE OF CLASS (2)
---------------------------  --------------------------------------- -----------------------
Officers:
 Nicholas T. Kaiser (3)                      476,000                           5.6%
 Ronald N. Clawson (4)                       155,000                           1.8
 Walter B. Fowler (5)                         85,000                           1.0
 Stephen D. Weaver (6)                        43,500                           0.5

NAME OF OFFICER OR DIRECTOR  NUMBER OF SHARES BENEFICIALLY OWNED (1) PERCENTAGE OF CLASS (2)
---------------------------  --------------------------------------- -----------------------
 Walter E. Damian (7)                         35,500                           0.4%
 Roger Mulvihill                               8,000                           0.1
Directors:
 James G. Baldwin (8)                         76,700                           0.9
 James R. Ball (9)                            16,700                           0.2
 Ronald B. Kalich (10)                        11,700                           0.1
 Robert M. Howe (11)                           2,700                             *
 Paul F. Balser (12)                           1,700                             *
All executive officers
and directors as a group
(10 persons)                                 904,500                          10.3

--------
*  Less than 0.1%.

(1) Unless otherwise noted, each stockholder has sole voting and investment power with respect to the shares shown.

(2) Shares issuable upon the exercise of Common Stock options were added to the Company's total Common Stock outstanding for purposes of this computation, if applicable.

(3) Number of shares indicated includes 250,000 shares of Common Stock, 205,000 shares of Common Stock issuable upon the exercise of fully vested stock options and 21,000 shares of Common Stock issuable upon the exercise of non-vested stock options.

(4) Number of shares indicated includes 80,000 shares of Common Stock, 60,000 shares of Common Stock issuable upon the exercise of fully vested stock options and 15,000 shares of Common Stock issuable upon the exercise of non-vested stock options.

(5) Number of shares indicated includes 50,000 shares of Common Stock, 20,000 shares of Common Stock issuable upon the exercise of fully vested stock options and 15,000 shares of Common Stock issuable upon the exercise of non-vested stock options.

(6) Number of shares indicated includes 30,000 shares of Common Stock issuable upon the exercise of fully vested stock options and 13,500 shares of Common Stock issuable upon the exercise of non-vested stock options.

(7) Number of shares indicated includes 25,000 shares of Common Stock issuable upon the exercise of fully vested stock options and 10,500 shares of Common Stock issuable upon the exercise of non-vested stock options.

(8) Number of shares indicated includes 40,000 shares of Common Stock, 35,000 shares of Common Stock issuable upon the exercise of fully vested stock options and 1,700 shares of Common Stock issuable upon the exercise of non-vested stock options.

(9) Number of shares indicated includes 15,000 shares of Common Stock and 1,700 shares of Common Stock issuable upon the exercise of non-vested stock options.

(10) Number of shares indicated includes 10,000 shares of Common Stock and 1,700 shares of Common Stock issuable upon the exercise of non-vested stock options.

(11) Number of shares indicated includes 1,000 shares of Common Stock and 1,700 shares of Common Stock issuable upon the exercise of non-vested stock options.

(12) Number of shares indicated are 1,700 shares of Common Stock issuable upon the exercise of non-vested stock options.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information concerning compensation received by the chief executive officer and each of the other four most highly compensated executive officers who received cash compensation in excess of $100,000 (collectively, the Named Executive Officers) for services rendered in all capacities during the Company's indicated fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                          ANNUAL COMPENSATION            COMPENSATION
                                    --------------------------------  ------------------
    NAME AND                                            OTHER ANNUAL     COMMON STOCK     ALL OTHER
 PRINCIPAL POSITION (1)        YEAR  SALARY  BONUS (2)  COMPENSATION  UNDERLYING OPTIONS COMPENSATION
 ----------------------        ---- -------- ---------- ------------  ------------------ ------------
Nicholas T. Kaiser             1996 $322,254         --   $25,380(3)        21,000(4)      $67,361(5)
Chairman of the Board,         1995  309,169         --    25,380(3)            --          66,156
President and Chief Executive
Officer                        1994  281,174 $1,120,000    23,913(3)            --          42,999
Ronald N. Clawson              1996  221,591         --        --           15,000(4)       22,272(6)
President-Carbide Products     1995  202,508         --        --               --          20,438
                               1994  180,834    366,000        --           40,000(7)       13,958
Walter B. Fowler               1996  221,591         --        --           15,000(4)       20,771(8)
President-Electrodes and       1995  202,508         --        --               --          19,519
Graphite Specialty Products    1994  180,834    366,000        --           40,000(7)       13,254
Stephen D. Weaver              1996  158,625         --        --           13,500(4)       15,178(9)
Vice President-Finance and     1995  145,125    133,334        --               --          14,016
Chief Financial Officer        1994  135,750     80,166        --           90,000(7)       10,025
Walter E. Damian               1996  128,671         --        --           10,500(4)       12,496(10)
Vice President-Human           1995  122,504         --        --               --          11,203
Resources                      1994  115,591    260,000        --               --           8,791

--------
(1) The positions listed for each of the Named Executive Officers are those held during the fiscal year ended July 31, 1996.

(2) Except for Mr. Weaver, all amounts shown in this column represent a special bonus paid in fiscal 1994. Mr. Weaver's bonus amounts include the following: 1995--$133,334 related to a bonus paid on September 30, 1995; 1994--$66,666 related to a bonus paid on September 30, 1995 and $13,500 for the special bonus paid in fiscal 1994.

(3) Other annual compensation represents payments to adjust for the tax effects of the Company's payment of term life insurance premiums.

(4) Represents options for Common Stock granted under the 1995 Plan. The options were granted on July 31, 1996 and vest and become exercisable at a rate of one-third per year on July 31, 1997, 1998 and 1999, respectively. The options expire on July 31, 2006 and have an exercise price of $15.75 per share.

(5) All other compensation for 1996 includes: $34,000 of premiums for life insurance paid by the Company during fiscal 1996; $3,791 of premiums for group term life insurance; and $8,750 of Company match contributions and $20,820 of profit sharing under the Company's savings investment plan adopted pursuant to Section 401(k) of the Internal Revenue Service Code of 1986, as amended (the Savings Investment Plan).

(6) All other compensation for 1996 includes: $2,184 of premiums for group term life insurance; and $5,748 of Company match contributions and $14,340 of profit sharing under the Savings Investment Plan.

(7) The exercise price of options granted under the Company's various management stock option plans (the MSOP) in fiscal 1992 was lowered from $4.70 per share of Common Stock to $2.00 per share of Common Stock in conjunction with a refinancing completed in August 1993.

(8) All other compensation for 1996 includes: $337 of premiums for group term life insurance; and $6,094 of Company match contributions and $14,340 of profit sharing under the Savings Investment Plan.

(9) All other compensation for 1996 includes: $199 of premiums for group term life insurance; and $4,719 of Company match contributions and $10,260 of profit sharing under the Savings Investment Plan.

(10) All other compensation for 1996 includes: $947 of premiums for group term life insurance; and $3,389 of Company match contributions and $8,160 of profit sharing under the Savings Investment Plan.

  The following table sets forth certain information regarding awards of options for Common Stock to the Named Executive Officers during fiscal 1996.

                  COMMON STOCK OPTIONS GRANTED IN FISCAL 1996

                         INDIVIDUAL GRANTS
             ----------------------------------------- POTENTIAL REALIZABLE
                        % OF TOTAL                       VALUE AT ASSUMED
                         OPTIONS                       ANNUAL RATES OF STOCK
               SHARES   GRANTED TO                      PRICE APPRECIATION
             UNDERLYING EMPLOYEES                       FOR OPTION TERM(2)
              OPTIONS   IN FISCAL  EXERCISE EXPIRATION ----------------------
NAME         GRANTED(1)    YEAR     PRICE      DATE        5%        10%
----         ---------- ---------- -------- ---------- ---------- -----------
Nicholas T.
Kaiser         21,000      16.8%    $15.75  7/31/2006    $208,007   $527,130
Ronald N.
Clawson        15,000      12.0      15.75  7/31/2006     148,576    376,522
Walter B.
Fowler         15,000      12.0      15.75  7/31/2006     148,576    376,522
Stephen D.
Weaver         13,500      10.8      15.75  7/31/2006     133,719    338,869
Walter E.
Damian         10,500       8.4      15.75  7/31/2006     104,004    263,565

--------
(1) All options granted in fiscal 1996 were granted at fair market value on the date of grant under the 1995 Plan. The options vest and become exercisable at a rate of one-third per year on July 31, 1997, 1998 and 1999, respectively.

(2) The dollar amounts are the result of calculations at the 5% and 10% rates prescribed by the Securities and Exchange Commission and are not intended to forecast any possible appreciation on the Company's stock price.

                               ----------------

  The following table provides information related to options exercised by the Named Executive Officers during fiscal 1996 and the number and value of options held as of July 31, 1996.

  AGGREGATE OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR END OPTION VALUES

                                                NUMBER OF SHARES
                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                     SHARES                       OPTIONS AS OF           IN-THE-MONEY OPTIONS
                    ACQUIRED                      JULY 31, 1996            AS OF JULY 31, 1996
                       ON      VALUE        --------------------------- -----------------------------
NAME                EXERCISE  REALIZED      EXERCISABLE   UNEXERCISABLE EXERCISABLE     UNEXERCISABLE
----                -------- ----------     -----------   ------------- -----------     -------------
Nicholas T. Kaiser   75,000  $  975,000(1)    205,000(2)     21,000(3)  $3,023,750(4)         --(5)
Ronald N. Clawson    70,000   1,100,000(6)     60,000(7)     15,000(3)     845,000(8)         --(5)
Walter B. Fowler    110,000   1,552,500(9)     20,000(10)    15,000(3)     275,000(11)        --(5)
Stephen D. Weaver    60,000     791,250(12)    30,000(10)    13,500(3)     412,500(11)        --(5)
Walter E. Damian     40,000     565,000(13)    25,000(2)     10,500(3)     368,750(4)         --(5)

--------
(1) Options exercised had an exercise price of $1.00 per share and were exercised when the fair market value of the Company's Common Stock was $14.00 per share.

(2) Options have an exercise price of $1.00 per share and are fully vested and exercisable. Options expire in August 1997.

(3) Represents options for Common Stock granted under the 1995 Plan. The options vest and become exercisable at a rate of one-third per year on July 31, 1997, 1998 and 1999, respectively. The options expire on July 31, 2006.

(4) Value is calculated based on the difference between $15.75, the fair market value of the Company's Common Stock on July 31, 1996, and $1.00, the option exercise price.

(5) Options were granted on July 31, 1996 at $15.75, the fair market value of the Company's Common Stock.

(6) Options exercised had an exercise price of $1.00 per share and 30,000 were exercised when the fair market value of the Company's Common Stock was $14.00 per share and 40,000 were exercised when the fair market value was $18.75 per share.

(7) 20,000 of the options have an exercise price of $1.00 per share, are fully vested and exercisable and expire in August 1997. The remaining 40,000 options have an exercise price of $2.00 per share, are fully vested and exercisable and expire in September 1998.

(8) Value is calculated based on the difference between $15.75, the fair market value of the Company's Common Stock on July 31, 1996, and $1.00, the option exercise price for 20,000 of the options and $2.00, the option exercise price for the remaining 40,000 options.

(9) 90,000 of the options exercised had an exercise price of $1.00 per share and 80,000 were exercised when the fair market value of the Company's Common Stock was $14.00 per share and 10,000 were exercised when the fair market value was $18.75. The remaining 20,000 options exercised had an exercise price of $2.00 per share and were exercised when the fair market value of the Company's Common Stock was $18.75 per share.

(10) The options have an exercise price of $2.00 per share, are fully vested and exercisable and expire in September 1998.

(11) Value is calculated based on the difference between $15.75, the fair market value of the Company's Common Stock on July 31, 1996, and $2.00, the option exercise price.

(12) Options exercised had an exercise price of $2.00 per share and 45,000 were exercised when the fair market value of the Company's Common Stock was $14.00 per share and 15,000 were exercised when the fair market value was $18.75 per share.

(13) Options exercised had an exercise price of $1.00 per share and 30,000 were exercised when the fair market value of the Company's Common Stock was $14.00 per share and 10,000 were exercised when the fair market value was $18.50.

PERFORMANCE GRAPH

  The following graph compares total stockholder return on the Company's Common Stock with the cumulative total stockholder return of the companies listed in the Nasdaq Stock Market--US Index (the Nasdaq Index) and the S&P Iron and Steel Index (the S&P Index) for the period from September 14, 1995 to July 31, 1996. As compared to a basis of $100 as of September 14, 1995, the Company's index and the Nasdaq Index as of July 31, 1996 were each $107 and the S&P Index was $84.



                             [GRAPH APPEARS HERE]
                   COMPARISON OF TEN MONTH CUMULATIVE RETURN
           AMONG THE CARBIDE/GRAPHITE GROUP, INC., THE NASDAQ STOCK
               MARKET-US INDEX AND THE S & P IRON & STEEL INDEX

Measurement period
(Fiscal year Covered)              CGGI          NASDAQ     S&P IRON & STEEL
---------------------       -------------------  -------    ----------------
Measurement PT -
FYE  9/14/96                 $100                $100       $100
FYE  7/  /96                 $107                $107       $ 84



*$100 INVESTED ON 9/14/95 IN STOCK OR ON 8/31/95 IN INDEX--
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING JULY 31.

COMPENSATION OF DIRECTORS

  For fiscal 1996, Messrs. Baldwin, Ball and Kalich each earned $25,000 in directors' fees. Mr. Balser and Mr. Mark E. Jennings, who retired from the Board in July 1996, each earned $21,000 in directors fees for fiscal 1996. Mr. Howe, who was elected to the Company's Board in April 1996, earned $9,000 in director fees for fiscal 1996. A portion of directors fees earned by each outside director were credited to a deferred compensation plan established in fiscal 1996. Such deferral was at the discretion of the director, subject to limitations summarized in the plan documents (see the Deferral Plan described below). Messrs. Clawson, Fowler and Kaiser received no compensation for their services as directors of the Company in fiscal 1996. Each of the non-employee directors will receive fees of $25,000 for services on the Board and its committees in fiscal 1997.

  On August 26, 1996, the Company established a Non-Employee Director Stock Option Plan (the Directors' Plan) pursuant to which each non-employee director was granted an option to purchase 1,700 shares of Common Stock of the Company, subject to certain adjustments provided for under the Directors' Plan, at $18.25 per share, the fair market value of the Common Stock on the date of grant. The option is exercisable in full if the non-employee director is a member of the Board on July 31, 1997. Pursuant to the Directors' Plan, each non-employee director who is then a member of the Board will also be granted options to purchase an additional 1,700 shares of Common Stock on July 31, 1997 and July 31, 1998 at the fair market value on such dates, subject to similar requirements regarding exercisability. Future non-employee directors are eligible for participation in the Directors' Plan. The options have a term of ten years and may be exercised for cash or, under certain circumstances, Common Stock or additional unexercised options of the Company.

EMPLOYMENT AGREEMENTS

  The Company entered into a restated employment agreement with Mr. Kaiser as of January 1, 1995 pursuant to which Mr. Kaiser was to continue to serve as the Chief Executive Officer of the Company until December 31, 1997, and will provide consulting services to the Company for a period of one year thereafter. The employment agreement provides for a minimum annual salary of $320,000 during the employment period, and the payment of $2,500 per month for the duration of the consulting period. Mr. Kaiser will be entitled, upon termination or expiration of the agreement under certain circumstances (including a change of control), to certain severance benefits, including continuation of health and life insurance benefits, and continuation of salary under various circumstances for specific periods up to a year following termination.

  Messrs. Clawson, Fowler and Weaver, by letter agreements with the Company each dated March 1, 1995, currently have employment agreements pursuant to which Mr. Clawson will serve as President--Carbide Products, Mr. Fowler will serve as President--Electrodes and Graphite Specialties and Mr. Weaver will serve as Vice President--Finance and Chief Financial Officer. The employment agreements of Messrs. Clawson and Fowler expire on December 31, 1997 and provide for a minimum annual salary of at least $220,000. Mr. Weaver's employment agreement expires on April 1, 1997 and provides for a minimum annual salary of at least $144,000. Upon the termination or expiration of their employment under certain circumstances (including in the event of certain adverse developments), Messrs. Clawson, Fowler, Weaver and Damian are entitled to certain severance benefits, including continuation of health and life insurance benefits, and continuation of salary under various circumstances for a period of two years for Messrs. Clawson and Fowler and one year for Messrs. Weaver and Damian, each from the date of termination.

  James G. Baldwin retired from his position as Chairman of the Board and Chief Executive Officer of the Company in October 1994 and as an employee of the Company on July 31, 1995. Pursuant to his employment agreement, Mr. Baldwin has provided consulting services to the Company for the one year period ending July 31, 1996 at a monthly rate of $2,500. The agreement provides for the continuation of health and life insurance benefits through fiscal 1998. Mr. Baldwin has agreed to serve as a director of the Company at least until the expiration of his current term as a director in 1998.

SAVINGS INVESTMENT PLAN

  The Company has adopted the Savings Investment Plan for substantially all salaried employees. Employee contributions of not more than 6% of employee compensation are matched 50% by the Company in lieu of a pension plan. Additional employer contributions may be made at the discretion of the Board based on the Company's current year performance.

DEFERRAL PLAN

  The Company has implemented a compensation deferral plan (the Deferral Plan) for the benefit of its directors and officers, currently 18 individuals, including the Named Executive Officers. The Deferral Plan became effective for compensation that would otherwise be paid on or after January 1, 1996. Under the Deferral Plan, participants are allowed to defer a portion or all of their base salary, director's fees or bonuses. Contributions to the Deferral Plan are invested, as the participants direct, into a variety of fixed income, balanced and equity funds. The Deferral Plan also restores the Saving Investment Plan matching contribution lost on deferred compensation up to $235,840 (as such amounts may be increased under Section 415(d) of the Code). Distributions from the Deferral Plan generally will be made upon retirement, disability or upon termination of employment, unless further deferred by the participant.

1995 STOCK-BASED INCENTIVE COMPENSATION PLAN

  Introduction. The Board adopted the 1995 Plan in April 1995, and the shareholders of the Company approved the 1995 Plan in August 1995. The purpose of the 1995 Plan is to assist the Company, and its Subsidiaries and Affiliates, in attracting and retaining valued employees by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's Common Stock by such employees. The 1995 Plan permits awards of stock options and/or stock appreciation rights (SARs) to eligible employees that qualify as "performance-based compensation" under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code).

  The total number of shares of the Company's Common Stock available for awards under the 1995 Plan is 400,000 shares (subject to adjustments for stock splits, stock dividends and the like). No employee may be granted (i) an award of, or exercisable for, more than a specified number of shares of Common Stock in any one calendar year, or (ii) incentive stock options first exercisable in any one calendar year for shares of Common Stock having an aggregate fair market value in excess of $100,000.

  The following summary description of the 1995 Plan is qualified in its entirety by the full text of the 1995 Plan, as amended, copies of which may be obtained by the Company's stockholders upon request to the Office of the Corporate Secretary of the Company.

  Administration. The 1995 Stock Option Plan Committee designated by the Board (the Committee) has full power to interpret and administer the 1995 Plan and full authority to act in selecting the employees to whom awards of options or SARs under the 1995 Plan (Awards) shall be granted, in determining the type and amount of Awards to be granted to each such employee, the terms and conditions of Awards granted under the 1995 Plan and the terms and agreements that shall be entered into with employees to whom an Award is granted (the Holders). Effective August 1996, all grants under the 1995 Plan must be approved by the Committee. The Committee members must be Board members who are not employees of the Company and, for periods prior to August 1996, who are not eligible to participate in the 1995 Plan. The Board has the power to amend, suspend or terminate the 1995 Plan at any time except that stockholder approval is required to increase the total number of shares available for issuance pursuant to the 1995 Plan, change the class of employees eligible to be Holders, decrease the price at which the Common Stock may be purchased upon the exercise of an option, withdraw the administration of the 1995 Plan from the Committee, change the provisions of Section 9 of the 1995 Plan, or take any other action that requires stockholder approval under Section 16(b) of the 1934 Act.

  Eligibility. Any employee is eligible to receive an Award, except that any employee employed by an affiliate (any entity (other than a 50% or more subsidiary) in which the Company has a substantial direct or indirect equity interest, as determined by the Board) shall not be eligible to receive an incentive stock option. "Employee" means an officer or other key employee, consultant or advisor of the Company, a subsidiary or an affiliate, including a director who is such an employee, consultant or advisor.

  Awards. Under the 1995 Plan, eligible employees may be awarded stock options and/or SARs. Stock options may be either incentive stock options or non-qualified stock options. Incentive stock options are intended to be "incentive stock options" under Section 422 of the Internal Revenue Code; non-qualified stock options are those stock options which do not qualify under Section 422 of the Internal Revenue Code. The price at which shares of Common Stock may be purchased upon the exercise of an option is determined by the Committee but must be at least equal to the fair market value of such shares on the date of the award. Payment of the option price must be paid in full in cash at the time of exercise or, with the consent of the Committee, in whole or in part in shares of Common Stock valued at fair market value. With the consent of the Committee, payment upon the exercise of a non-qualified stock option may be made in whole or in part by the delivery of additional, unexercised non-qualified stock options (based on the difference between the fair market value of the Common Stock for which they are exercisable and the exercise price of such additional non-qualified stock options) or by a "cashless exercise."

  A SAR entitles the recipient to receive a payment equal to the excess of the fair market value of the shares of Common Stock covered by the SAR on the date of exercise over the exercise price of the SAR. Such payment may be in cash, in shares of Common Stock, or any combination thereof, as the Committee may determine. A SAR may be awarded in tandem with options or separately.

  Stock options and SARs will be exercisable over a period to be designated by the Committee, but not prior to six months or more than ten years (or five years for certain incentive stock options) after the date of the award. All options and SARs awarded under the 1995 Plan are non-transferable other than by will or by operation of the laws of descent and distribution. The total number of shares of the Company's Common Stock available for awards under the 1995 Plan is 400,000 shares (subject to adjustments for stock splits, stock dividends and the like), which equals approximately 4.8% of the total number of shares of Common Stock outstanding as of September 27, 1996. The closing price of Common Stock reported on the NASDAQ National Market System at September 27, 1996 was $18.25.

  Term. The 1995 Plan became effective in May 1995 and shall remain in full force and effect until the earlier of May 1, 2005 or the date it is terminated by the Board.

  Performance-Based Compensation. It is intended that all compensation income recognized by any Holder as the result of the exercise of options or SARs, or the disposition of shares of common stock acquired on exercise of options or SARs, shall be considered performance-based compensation excludable from such Holder's "applicable employee remuneration" pursuant to section 162(m)(4)(C) of the Internal Revenue Code.

  Federal Tax Treatment. Under the present federal tax laws, the federal income tax treatment of stock options and SARs under the 1995 Plan is as follows:

  An employee recognizes no taxable income and the Company is not entitled to a deduction when an incentive stock option is awarded or exercised. If an employee sells Common Stock acquired upon exercise, after complying with requisite holding periods, any gain or loss realized upon such sale will be long-term capital gain or loss. The Company will not be entitled to take a deduction as a result of any such sale. If the employee disposes of such Common Stock before complying with requisite holding periods, the employee generally will recognize ordinary income equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, and the Company will be entitled to a corresponding income tax deduction.

  An employee recognizes no taxable income and the Company is not entitled to an income tax deduction when a non-qualified option is awarded. Upon exercise of a non-qualified option, an employee generally will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock over the exercise price, and, provided that the applicable conditions of
Section 162(m) of the Internal Revenue Code are met, the Company will be entitled to a corresponding income tax deduction. Upon sale of the Common Stock acquired, the employee will realize short-term or long-term capital gain or loss, depending upon whether the Common Stock been held for more than one year, equal to the difference between the sale price of the Common Stock and the fair market value of the Common Stock on the date that the employee recognizes income with respect to the option exercise.

  An employee recognizes no taxable income and the Company is not entitled to an income tax deduction when a SAR is awarded. Upon exercise of a SAR, an employee generally will realize ordinary income in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price under the SAR, and, provided the applicable conditions of Section 162(m) of the Internal Revenue Code are met, the Company will be entitled to a corresponding income tax deduction.

BONUS PLANS

  Pursuant to a refinancing completed in fiscal 1994, the Company paid special bonuses totaling $5.1 million to certain key employees.

  The Company has adopted an incentive bonus plan for certain executives, including the Named Executive Officers (the Incentive Bonus Plan). The Incentive Bonus Plan provides for the award of annual bonuses based on the Company's meeting or exceeding a performance target relating to earnings before interest, taxes, depreciation and amortization (EBITDA) which is established annually by the Board. Satisfaction of EBITDA targets will trigger awards equal to 10%, 20% or 30% of base pay depending on management levels. EBITDA in excess of the established targets will increase bonus awards subject to maximum awards of 20%, 40% or 60%, respectively, depending on management levels. In fiscal 1997, approximately 33 salaried employees are eligible to participate in the plan, including the Named Executive Officers.

  The Company has also adopted a discretionary bonus plan for salaried employees not eligible for the Incentive Bonus Plan (the Discretionary Bonus
Plan). The Discretionary Bonus Plan provides for the payment of up to 2% of the total annual salaries of non-executive employees. Awards under the Discretionary Bonus Plan are solely at management's discretion.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors is comprised of Messrs. Baldwin and Balser. Mr. Jennings was also a member of the Compensation Committee until his retirement from the Board on July 31, 1996. Messrs. Baldwin, Balser and Jennings are not currently executive officers of the Company; however, all three have served as officers of the Company in the past. Executive officer compensation is determined by the Compensation Committee.

REPORT OF COMPENSATION COMMITTEE

  The Compensation Committee, which is currently comprised of two non-employee directors, is responsible for guiding the Company in the development and implementation of the Company's compensation policies, plans and programs. The intended purposes of these programs are to: (i) promote the interests of the Company and its stockholders by attracting and retaining officers and other key employees of exceptional ability; (ii) maximize the Company's long-term success and investment returns to stockholders; (iii) provide officers and key employees who are important to the Company's sustained growth with a proprietary interest in, and greater incentives to contribute to the success of, the Company through ownership of the Company's Common Stock and stock options; and (iv) provide incentives for officers and other key employees which are competitive with those offered by other corporations in the business and geographic areas in which the Company operates. The Compensation Committee reviews and recommends the annual compensation of the Company's executive officers and other members of management, which consists principally of base salary, annual bonuses and stock option grants. Messrs. Kaiser, Clawson, Fowler and Weaver have entered into employment agreements with the Company. See "Employment Agreements" on page 11 of this Proxy Statement.

  Base Salary. Base salary is designed to compensate executives and other key employees for individual performance. Such base salaries are intended to (x) take into consideration the relative intrinsic value of the subject executive position to the Company, as measured by the position's scope of responsibility, strategic importance, technological requirements and complexity; (y) competitive salaries; and (z) individual performance. Executives and other key employees may or may not receive annual base salary increases, depending upon performance in the prior year and upon the achievement of individual and corporate performance goals.

  Annual Incentive Awards. Commencing in fiscal 1997, annual incentive awards will be granted under the Incentive Bonus Plan and are based on EBITDA targets which have been established by the Board. Meeting EBITDA objectives will trigger awards as a percentage of base pay dependent on management level (10, 20 or 30%). Exceeding EBITDA targets will increase bonuses subject to maximum payments of 20%, 40% or 60% depending on management levels. EBITDA results in excess of targets, but below maximum levels, will result in awards calculated linearly between such points.

  Long Term Incentives. Long term incentives are provided through annual stock option grants to executives, principally through the 1995 Plan. Generally, stock options will have a term of ten years and will vest equally over three years. Option exercise prices will equal the fair market value of the Common Stock on the date of grant. Incentive stock options will be granted to the extent permitted by applicable tax law and options granted in excess of such amounts will be non-qualified options. Outstanding options held by an employee are considered in connection with the award of new options.

  CEO Compensation. Compensation of the Chief Executive Officer is made under the Company's employment agreement with Mr. Kaiser. See "Employment Agreements" on page 11 of this Proxy Statement. In structuring Mr. Kaiser's compensation package under his employment agreement, the Company considered its past performance and strategic direction and Mr. Kaiser's instrumental role in both respects.

Respectfully Submitted,
/S/ James G. Baldwin
/S/ Paul F. Balser

DIRECTORS AND OFFICERS LIABILITY INSURANCE

  The Company maintains $20 million of insurance providing payment either to the Company for indemnification provided to its directors or officers, or directly to its directors and officers, for certain liabilities which the Company's directors and officers may incur in such capacities. The insurance policies are issued by National Union Fire Insurance Company and The Reliance Insurance Company. The premiums paid under such policies in fiscal 1996 totaled $545,000. Both policies were extended for fiscal 1997 for premiums totaling $390,000.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

  Pursuant to an agreement entered into in connection with the Company's initial public offering of Common Stock in September 1995, the Company filed a registration statement under the Securities Act of 1933, as amended (the Securities Act), which became effective in March 1996, with respect to the sale of certain shares of Common Stock held by management stockholders and agreed to keep such registration in effect for at least 36 months. Shares of Common Stock owned by the Company's directors are also covered by such registration statement. Under agreements entered into in 1988 in connection with the formation of the Company, the Company registered the shares of Common Stock owned by CCI and certain shares owned by Mr. Baldwin under the Securities Act for sale in the initial public offering, which offering closed in September 1995. Mr. Balser, a director of the Company, was a partner of Centre Partners L.P., the managing general partner of CCI.

                             PROXY PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Company's independent auditors for the fiscal year ended July 31, 1996 were Coopers & Lybrand LLP, independent public accountants. On August 26, 1996, the Board appointed Coopers & Lybrand, LLP to audit the financial statements of the Company for the fiscal year ending July 31, 1997. The Board desires to obtain the stockholders' ratification of such appointment. A resolution ratifying the appointment will be offered at the Annual Meeting. If the resolution is not adopted, the adverse vote will be considered as direction to the Board to select other auditors. Ratification requires the affirmative vote by holders of at least a majority of the shares of Common Stock voting on such matter.

  It is expected that a representative of Coopers & Lybrand LLP will be present at the Annual Meeting to respond to appropriate questions.

  THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF COOPERS & LYBRAND LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 1997.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on the review of the copies of such forms furnished to the Company, the Company believes that during fiscal 1996 all Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were met, with the exception of filings by Mr. Jeffrey T. Jones and Mr. Robert M. Howe, who were each late on the filing of their respective Form 3, Initial Statement of Beneficial Ownership. Both statements were subsquently filed with the Commission.

                        SHAREHOLDER PROPOSALS FOR 1997

  Shareholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company for inclusion in its Proxy Statement and form of proxy relating to that meeting by June 30, 1997. Reference is also made to Section 6 of Article II of the Company's By-laws regarding nomination of directors as discussed on page 2 of this Proxy Statement.

                          ANNUAL REPORT ON FORM 10-K

  UPON WRITTEN OR ORAL REQUEST BY ANY STOCKHOLDER SOLICITED HEREBY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 1996. REQUESTS SHOULD BE DIRECTED
TO:

  WILLIAM M. THALMAN,
  MANAGER OF INVESTOR RELATIONS
  AND EXTERNAL REPORTING
  THE CARBIDE/GRAPHITE GROUP, INC.
  ONE GATEWAY CENTER, 19TH FLOOR
  PITTSBURGH, PA 15222
  (412) 562-3752

ANY BENEFICIAL OWNER SHOULD INCLUDE A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE HE OR SHE IS A BENEFICIAL OWNER OF THE COMMON STOCK.

                                 OTHER MATTERS

  The Company knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.


                                          The Board of Directors
                                          November 4, 1996

[X]PLEASE MARK VOTES
   AS IN THIS EXAMPLE


RECORD DATE SHARES:                                             With-   For All
                                                           For   hold    Except
1.) Election of each of the following two persons to the   [ ]   [ ]      [ ]
    Board of Directors for the length of term set forth below for such person and until his successor is elected and qualified.

                NOMINEES FOR THREE YEAR TERM EXPIRING IN 1999:

                    Ronald N. Clawson and Walter B. Fowler


    If you do not wish you shares voted "FOR" a particular nominee, mark the "For All Except" box, and strike a line through the nominee(s) name. Your shares shall be voted for the remaining nominees.

                                                           For Against  Abstain
2.) Approval of the selection of Coopers & Lybrand         [ ]   [ ]      [ ]
    L.L.P. as independent auditors for the Company for fiscal year 1997.

3.) In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

   Mark box at right if comments or address change have been
   noted on the reverse side of this card.                                [ ]

Please be sure to sign and date this Proxy.         Date

        Shareholder sign here                Co-owner sign here

DETACH CARD                                                          DETACH CARD

                       THE CARBIDE/GRAPHITE GROUP, INC.

    Dear Shareholder:

    Please take note of the important information in the proxy materials enclosed with this Proxy Ballot.

    Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

    Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

    Your vote must be received prior to the Annual Meeting of Stockholders, December 9, 1996.

    Thank you in advance for your prompt consideration of these matters.

    Sincerely,

    Nicholas T. Kaiser
    Chairman and Chief Executive Officer

                       THE CARBIDE/GRAPHITE GROUP, INC.

          Proxy for Annual Meeting of Stockholders - December 3, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby authorizes and appoints Nicholas T. Kaiser, James G. Baldwin and Paul F. Baiser, or either of them, as proxies with full power of substitution in each, to vote all shares of $0.01 par value common stock, of The Carbide/Graphite Group, Inc. (the Company) held of record by the undersigned at the Annual Meeting of Stockholders (the Annual Meeting) to be held at The Pittsburgh Hilton and Towers, Gateway Center, Pittsburgh, PA 15222 on Tuesday, December 3, 1996 at 10:00 A.M. local time, and at any adjournments or postponements thereof, on all matters that may properly come before the Annual Meeting.

This proxy when properly executed will be voted (i) as directed on the reverse side, or in the absence of such directions, this proxy will be voted FOR each of the Nominees named in Proposal 1 and FOR Proposal 2 and (ii) in accordance with the best judgment of the persons voting such proxies.

         PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY
                             IN ENCLOSED ENVELOPE

Signature(s) must correspond exactly with the name(s) as shown above. Where stock is registered jointly in the names of two or more persons, ALL must sign. If this proxy is submitted by a corporation or partnership, it must be executed in the full corporate or partnership name by a duly authorized person. When signing in a fiduciary or representative capacity (as attorney, trustee, corporate officer, etc.), give your full title as such.

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

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